EXHIBIT 3.1


State of Delaware
Secretary of State
Division of Corporations
Delivered 12:29 PM 04/19/2006
FILED 12:22 PM 04/19/2006
SRV 060363238 - 4144282 FILE


                          CERTIFICATE OF INCORPORATION
                                       OF
                         FLICKERING STAR FINANCIAL, INC.

                                    ARTICLE 1

         The name of the corporation is FLICKERING STAR FINANCIAL, INC. (the "Corporation").

                                    ARTICLE 2

         The address of the registered office of the Corporation in the State of Delaware is 2711 Center Road, Suite 400, Wilmington, Delaware 19809. The name of the registered agent of the Corporation is the Company Corporation.

                                    ARTICLE 3

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                    ARTICLE 4

         The Corporation shall have the authority to issue an aggregate of 100,000,000 shares of common stock, each with a par value of $.001 per share (the "Common Stock"), and an aggregate of 4,000,000 shares of preferred stock, each with a par value of $.001 per share, undesignated as to terms and preferences (the "Preferred Stock").

         The designations and the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Common Stock that are fixed by this Certificate of Incorporation and the express grant of authority to the Board of Directors to fix by resolution or resolutions the designations and the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock that are not fixed by this Certificate of Incorporation are as follows and as elsewhere set forth herein:

1. Issuance of Preferred Stock. The Preferred Stock may be issued at any time or from time to time in any amount as Preferred Stock of one or more series, as hereinafter provided. Each share of any one series of Preferred Stock shall be identical in all respects except as to the date from which dividends thereon may be cumulative, each series of Preferred Stock shall be distinctly designated by

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letter or descriptive words, and all series of Preferred Stock shall rank equally and be identical in all respects except as permitted by the provisions of Section 2 of this Article 4. Shares of Preferred Stock shall be issued only as fully paid and nonassessable shares.

2. Powers, Preferences, and Other Rights. Authority is hereby expressly granted to and vested in the Board of Directors at any time or from time to time, without action by or approval of the stockholders, to issue the Preferred Stock as Preferred Stock of one or more series, to fix by resolution or resolutions providing for the issuance of shares of any series the designations and the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series so far as not inconsistent with the provisions of this Article 4 applicable to all series of Preferred Stock, and to the full extent now or hereafter permitted by the laws of the State of Delaware, including the following:

         (a) the distinctive designation of such series and the number of shares that shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

         (b) the rate or rates of dividends payable on shares of such series, whether dividends shall be cumulative and, if so, the date or dates from which dividends shall be cumulative on the shares of such series, the preferences, restrictions, limitations and conditions upon the payment of dividends, and the dates on which dividends, if declared, shall be payable;

         (c) whether shares of such series shall be redeemable and, if so, the terms and provisions of such redemption, including the date or dates upon or after which they shall be redeemable, the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and the manner of selecting shares for redemption;

         (d) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the

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Corporation, and the relative rights of priority, if any, of payment of shares of such series;

         (e) whether shares of such series shall have a purchase, retirement or sinking fund for the purchase, retirement or redemption of shares of such series and, if so, the terms and provisions thereof;

         (f) whether shares of such series shall have conversion privileges and, if so, the terms and provisions thereof, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         (g) whether shares of such series shall have voting rights, in addition to voting rights provided by law, and, if so, the terms and provisions thereof; and
         (h) any other preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof.

3. Dividends. The holders of the Preferred Stock of each series shall be entitled to receive such dividends, when and as declared by the Board of Directors, out of funds legally available therefor, as they may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series, payable on such dates as may be fixed in such resolution or resolutions. Subject to the foregoing and to any further limitations prescribed in accordance with the provisions of Section 2 of this Article 4, the Board of Directors may declare, out of funds legally available therefor, dividends upon the then-outstanding shares of Common Stock, and shares of Preferred Stock of any series shall not be entitled to participate therein.

4. Liquidation and Dissolution. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Preferred Stock of each series shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, before any distribution of assets shall be made to the holders of the Common Stock, the amount per share provided by the Board of Directors pursuant to Section 2 of this Article 4, which may include an amount equal to any cumulative dividends thereon to the date of final distribution to the holders of the Preferred Stock. If upon any liquidation, dissolution or winding up of the Corporation the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Preferred Stock the full amounts to which they respectively shall be entitled, unless otherwise provided by the Board of Directors pursuant to Section 2 of this Article 4, the holders of shares of Preferred Stock of all series shall participate ratably in any distribution of assets according to the respective amount that would be payable in respect to the shares of Preferred Stock held by them upon such distribution if all amounts payable in respect of the Preferred Stock of all series were paid in full. Neither a statutory merger nor consolidation of the Corporation into or with any other corporation, nor a statutory merger or consolidation of any other corporation, into or with the Corporation, nor a sale, transfer or exchange or lease of all or any part of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.

5. Redemption. The Corporation, at the option of the Board of Directors, may redeem the whole or any part of the Preferred Stock of any series at the price or prices and on the terms and conditions provided in the resolution or resolutions of the Board of Directors providing for the issuance of such series.

6.  General Provisions.

         (a) Anything herein or in any resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock to the contrary notwithstanding, the rights of holders of all classes and series of capital stock of the Corporation in respect of dividends and purchase, retirement or sinking funds, if any, shall at all times be subject to the power of the Board of Directors from time to time to set aside such reserves and to make such other provisions, if any, as the Board of Directors shall deem to be necessary or advisable for working capital, for expansion of the Corporation's business (including the acquisition of real and personal property for that purpose) and for any other purpose of the Corporation.

         (b) Except as otherwise provided by law or by this Certificate of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock, the vote of the holders of all or any portion of any class or series of capital stock, as a class or series, shall not be required for any action to be taken or authorized by the stockholders of the Corporation, including any amendment of this

Certificate of Incorporation. Without limiting the foregoing, the number of authorized shares of Common Stock or any series thereof may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, without regard for the provisions of Section 242(b) of the General Corporation Law of the State of Delaware. Except as otherwise provided by law or by this Certificate of Incorporation, each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by such holder.

         (c) Except as otherwise provided by law or by this Certificate of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock or by the instrument governing the security, obligation, warrant, option or right, no holder of shares of any class or series of capital stock of the Corporation or of any security or obligation convertible into, or of any warrant, option or right to subscribe for, purchase or otherwise acquire, shares of any class or series of capital stock of the Corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive right to subscribe for, purchase or otherwise acquire shares of any class or series of capital stock of the Corporation or any security or obligation convertible into, or any warrant, option or right to subscribe for, purchase or otherwise acquire, shares of any class or series of capital stock of the Corporation, whether now or hereafter authorized.

         (d) Authority is hereby expressly granted to and vested in the Board of Directors at any time and from time to time, without action by or approval of the stockholders, to declare, create and issue, with respect to shares of any class or series of capital stock of the Corporation, dividends or distributions in, or options or rights to acquire, shares of any class or series of capital stock of the Corporation, or other securities, and to fix by resolution or resolutions providing for the declaration, creation and issuance of any such dividend, distribution, right or option, the terms, provisions, rights, qualifications, limitations or restrictions thereof so far as not inconsistent with the provisions of this Article 4, and to the full extent now or hereafter permitted by the laws of the State of Delaware, including (a) provisions for the adjustment thereof upon an acquisition of shares, reorganization, merger, consolidation, sale of assets, business combination or other event, and (b) provisions that prevent the holder of a specified percentage of outstanding shares of any class or series of capital stock of the Corporation, including transferees of such holder, from exercising rights thereunder.

                                    ARTICLE 5

1. Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors.

2. Classification, Term. The directors shall be divided into three classes, as nearly equal in number as possible. The term of one class shall expire at the first annual meeting of stockholders, the term of a second class shall expire at the second annual meeting of stockholders, and the term of a third class shall expire at the third annual meeting of stockholders. At each annual meeting of stockholders beginning in 2007, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director. The number of directors in the class to be elected at an annual meeting of stockholders shall be determined by the Board of Directors prior to such meeting or, in the absence of such determination, by the stockholders at such meeting. Notwithstanding the foregoing, whenever the holders of any one or more classes of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by or pursuant to the applicable terms of this Certificate of Incorporation or of the certificate of designation or other instrument creating such class or series of Preferred Stock, and such directors so elected shall not be divided into classes pursuant to this Section 2 unless expressly provided by such terms.

3. Vacancy. In the event of a vacancy occurring in any class, the Board of Directors may reduce the number of directors in such class to eliminate the vacancy, but in no case may the number of directors in such class be less than one. In the event of a vacancy occurring in any class or a newly created directorship resulting from an increase in the number of directors in any class, the Board of Directors may fill such vacancy or newly created directorship for the remainder of the unexpired term by vote of the majority of the remaining directors, though less than a quorum. The directors of each class shall hold office for the term for which elected and until the successors to such class are elected, and nothing herein shall prevent any retiring director from being eligible for re-election.

4. Removal. The stockholders shall have the right to remove any directors for cause upon the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of capital stock entitled to vote generally in the election of directors of the Corporation, voting together as a single class.

5. Written Ballot. Elections of directors need not be by written ballot.

6. Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Section 6 shall not eliminate or limit the liability of a director to the extent provided by applicable law (a) for any breach of the duty of loyalty of the director, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any unlawful action under Section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Section 6 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal. If the laws of the State of Delaware are hereafter changed to permit further elimination or limitation of the liability of directors, then the liability of each director of the Corporation shall thereupon be eliminated or limited to the fullest extent then permitted by law.

7. Amendment of the Bylaws. The Board of Directors shall have concurrent power with the stockholders to adopt, alter, amend or repeal the Bylaws of the

Corporation. The Board of Directors may so adopt or change the Bylaws upon the affirmative vote of the number of directors which shall constitute, under the provisions of the Bylaws, the action of the Board of Directors. The stockholders may not so adopt or change the Bylaws except upon the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of stock entitled to vote, voting together as a single class.

8.       General Provisions.

         (a) In addition to the powers and authority herein or by law expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, this Certificate of Incorporation and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors that would have been valid if such Bylaws had not been adopted.

         (b) No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders. Unless otherwise specifically provided by law or this Certificate of Incorporation, a special meeting of stockholders, for any purpose or purposes, may be called only by the Chairman, the Chief Executive Officer, the President or the Secretary and shall be called by any such person at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the meeting.

                                    ARTICLE 6

         Subject to the provisions of this Certificate of Incorporation, the Corporation reserves the right to alter, amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights of stockholders or others hereunder are subject to such reservation.

                                    ARTICLE 7

         No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                                    ARTICLE 8

1. Right to Indemnification. Each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that the person is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; PROVIDED, HOWEVER, that, except as provided in Section 3 of this Article 8 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 1 of this Article 8, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); PROVIDED, HOWEVER, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking

(hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay such amounts if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

3. Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this
Article 8 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.

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

4. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article 8 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Bylaws, agreement, vote of stockholders or directors or otherwise.

5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability asserted against such person and incurred by such person in such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

6. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

7. Nature of Rights. The rights conferred upon indemnitees in this Article 8 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Any amendment, alteration or repeal of this Article 8 that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.


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



                                    ARTICLE 9

         The name and mailing address of the incorporator of the Corporation is:

                                Ronald J. Stauber
                             1880 Century Park East
                                    Suite 300
                              Los Angeles, CA 90067

         THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the General Corporation Law of the State of Delaware, does make and file this certificate.

Dated: April 18, 2006
                                                    /s/ RONALD J. STAUBER
                                                    ---------------------
                                                    Ronald J. Stauber









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


                                    DELAWARE              PAGE 1
                                ---------------
                                THE FIRST STATE


         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY] CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "FLICKERING STAR FINANCIAL, INC.", CHANGING ITS NAME FROM "FLICKERING STAR FINANCIAL, INC." TO "STAR FINANCIAL DIRECT PLACEMENT, INC.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF SEPTEMBER, A.D. 2006, AT 12:06 O'CLOCK P.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.






[STATE SEAL GOES HERE]                /s/ HARRIET SMITH WINDSOR
                                      -----------------------------------------
                                      Harriet Smith Windsor, Secretary of State

                                      AUTHENTICATION:   5046816
                                                DATE:  09-18-06

4144282 8100

060845018

                                                               State of Delaware
                                                              Secretary of State
                                                        Division of Corporations
                                                   Delivered 12:56 ON 09/13/2006
                                                       FILED 12:06 PM 09/13/2006
                                                    SRV 060845018 - 4144282 FILE



                               STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                        OF CERTIFICATE OF INCORPORATION

                         FLICKERING STAR FINANCIAL, LLC
a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of FLICKERING STAR FINANCIAL, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

Star Financial Direct Placement, Inc.

SECOND: that thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 13th day of September, 2006.

                                          By:/s/ LAWRENCE M. SIMONS, SR. M.D.
                                          -----------------------------------
                                              Authorized Officer

                                          Title:  PRESIDENT
                                                -------------------
                                          Name:  Lawrence M. Simons, SR. M.D.
                                               ------------------------------
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